Exhibit 99.2

Prothena Begins Trading on NASDAQ Global Market under Symbol “PRTA”

Company completes successful separation and share distribution from Elan

Dublin, Ireland, December 21, 2012 – Prothena Corporation plc (NASDAQGM: PRTA), a biotechnology company focused on the discovery and development of novel antibodies for the potential treatment of a broad range of diseases, today announced the successful completion of its separation and share distribution, finalizing the transition to its status as an independent public company. Prior to the separation, the lead programs of the company were being pursued by Neotope Biosciences Limited and Onclave Therapeutics Limited, wholly-owned subsidiaries of Elan Corporation, plc (NYSE: ELN), which were transferred to Prothena as part of a demerger which was completed December 20, 2012. Ordinary shares of Prothena will trade on the NASDAQ Global Market under the symbol “PRTA.”

“As an independent company, Prothena will continue to focus on leveraging our team’s extensive expertise to advance and develop novel antibodies for the potential treatment of a broad range of diseases that involve protein misfolding or cell adhesion,” said Dale Schenk, Chief Executive Officer of Prothena. “We believe that we are well capitalized to advance our diverse pipeline of potential antibody therapeutics into clinical development, including our lead program NEOD001, which is expected to begin a Phase I clinical study in AL amyloidosis by early 2013, and our synuclein antibody program, NEOD002, for the potential treatment of Parkinson’s disease and other synucleinopathies.

Under the demerger, Elan transferred a substantial portion of its drug discovery business (the Prothena Business) to Prothena in exchange for Prothena issuing directly to the holders of Elan ordinary shares and American Depositary Shares (ADSs), on a pro rata basis, Prothena ordinary shares representing 99.99% of Prothena’s outstanding shares. Under the terms of the demerger, Elan shareholders on the register as of 11:59 p.m. (Dublin time) on December 14, 2012, the record date, received 1 Prothena ordinary share for every 41 Elan ordinary shares or ADSs held. Immediately after the demerger a wholly owned subsidiary of Elan subscribed $26 million and received Prothena shares representing 18% of the total outstanding ordinary shares of Prothena (as calculated immediately following the subscription). The remaining 0.01% of Prothena’s outstanding shares, which were issued to the original incorporators of Prothena, were then redeemed and cancelled. Accordingly, after completion of the transaction, Elan shareholders directly and indirectly own 100% of the Prothena Business by virtue of their direct ownership of 82% of Prothena’s outstanding shares and indirect ownership of 18% of Prothena’s outstanding shares. Additionally, in connection with the reorganization of the Prothena Business which preceded the demerger, Elan made a cash investment of $99 million in the subsidiaries holding the Prothena Business.

Elan shareholders approved a resolution in respect of the demerger at the Extraordinary General Meeting of Elan held in Dublin, Ireland on December 12, 2012 and the Registration Statement on Form 10 previously filed by Prothena with the Securities and Exchange Commission (SEC) in connection with the demerger was declared effective on December 17, 2012.

About Prothena Corporation

Prothena Corporation plc (NASDAQGM: PRTA) is a biotechnology company focused on the discovery and development of novel antibodies for the potential treatment of a broad range of diseases that involve protein misfolding or cell adhesion. Prothena focuses on the discovery and development of potential therapeutic monoclonal antibodies directed specifically to disease-causing proteins. These potential therapies have a broad range of indications, including AL and AA forms of amyloidosis, Parkinson’s disease and related synucleinopathies, and novel cell adhesion targets involved in autoimmune disease and metastatic cancers. Prothena’s strategy is to apply our extensive expertise in generating novel therapeutic antibodies and to work with collaborators with expertise in specific animal models of disease, to identify antibody candidates for clinical development. For more information, please visit www.prothena.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to, among other things, our financial condition, results of operations and business prospects and the status and timing of our products in research. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “potential,”“target,” “will” and similar terms and phrases, including references to assumptions. These statements are based on assumptions that may not prove accurate. Actual results could differ materially from those anticipated due to known and unknown risks, uncertainties and other factors including, but not limited to the risks and uncertainties described in the “Risk Factors” section of the information statement included as an exhibit to our registration statement on Form 10, which has been declared effective by the Securities and Exchange Commission. Prothena undertakes no obligation to update publicly any forward-looking statements contained in this press release as a result of new information, future events or changes in Prothena’s expectations.